UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 10, 2026

ADIENT PLC
(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25 North Wall Quay, Dublin 1, Ireland D01 H104
(Address of principal executive offices)

Registrant’s telephone number, including area code: 734-254-5000

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol(s)	Name of exchange on which registered
Ordinary Shares, par value $0.001	ADNT	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17     CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2026, the Human Capital and Compensation Committee of Adient’s Board of Directors approved a one-time restricted stock unit retention award for James Conklin, Adient’s Executive Vice President, Americas (the “Special RSU Award”), pursuant to Adient’s 2021 Omnibus Incentive Plan, based on the centrality of his role in fiscal year 2026 and his key contributions to date. The Special RSU Award has a grant date of May 7, 2026 and a grant date fair value in an amount equal to $500,000. The Special RSU Award granted to Mr. Conklin will vest one-half per year over two years (subject to continued vesting upon an involuntary termination without cause, or accelerated vesting upon death or disability). The terms of the Special RSU Award will be reflected in a form of Restricted Shares or Restricted Share Unit Award Agreement (the “Special RSU Agreement”), which was filed as Exhibit 10.42 to Adient’s Annual Report on Form 10-K filed November 18, 2024 and incorporated by reference herein. The foregoing description of the Special RSU Agreement is not complete and is qualified in its entirety by the full text of the Special RSU Agreement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Adient held its 2026 Annual General Meeting on March 10, 2026. The independent inspector of elections for the 2026 Annual General Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote of shareholders at such meeting, certifying on March 10, 2026 the voting results set forth below.

Proposal One:

Adient’s shareholders elected, by separate resolutions, the following eight directors for a period of one year, expiring at the end of Adient’s Annual General Meeting of Shareholders in 2027, by the following votes:

Nominee	For	Against	Abstain	Broker Non-Vote
Julie L. Bushman	60,962,814	1,093,644	22,261	4,467,644
Peter H. Carlin	60,940,961	1,115,135	22,623	4,467,644
Jerome J. Dorlack	61,850,371	206,299	22,049	4,467,644
Jodi E. Eddy	61,551,980	504,238	22,501	4,467,644
Richard Goodman	60,932,081	1,125,052	21,586	4,467,644
José M. Gutiérrez	61,094,005	508,330	476,384	4,467,644
Frederick A. Henderson	61,400,469	656,354	21,896	4,467,644
Barb J. Samardzich	60,879,185	1,159,373	40,161	4,467,644

Proposal Two:

Adient’s shareholders ratified, by non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as Adient’s independent auditor for fiscal year 2026 and authorized, by binding vote, the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration by the following vote:

For	Against	Abstain
64,999,110	1,465,490	81,763

Proposal Three:

Adient’s shareholders approved, on an advisory basis, the compensation of Adient’s named executive officers by the following vote:

For	Against	Abstain	Broker Non-Vote
58,376,788	3,648,262	53,669	4,467,644

Proposal Four:

Adient’s shareholders approved the renewal of the Board of Directors’ authority to issue shares under Irish law by the following vote:

For	Against	Abstain
66,000,692	486,826	58,845

Proposal Five:

Adient’s shareholders approved the renewal of the Board of Directors’ authority to opt-out of statutory preemption rights under Irish law by the following vote:

For	Against	Abstain
63,752,476	2,725,975	67,912

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC
Date: March 13, 2026	By:	/s/ Heather M. Tiltmann
	Name:	Heather M. Tiltmann
	Title:	Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary